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                                                                   EXHIBIT 99.2

 NOTICE OF GUARANTEED DELIVERY FOR SHARES OF COMMON STOCK AND WARRANTS OF ARCH
         COMMUNICATIONS GROUP, INC. SUBSCRIBED FOR IN RIGHTS OFFERING

  As set forth on pages    and    of the Prospectus under "Payment for
Shares," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all Units consisting of Arch's Common Stock and warrants subscribed for in connection with the Rights Offering. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent.

                          THE SUBSCRIPTION AGENT IS:

                             THE BANK OF NEW YORK
                   ATTENTION: TENDER AND EXCHANGE DEPARTMENT

      BY MAIL:                   BY FACSIMILE:        BY HAND, EXPRESS MAIL OR
   P.O. BOX 11248                (TELECOPIER):           OVERNIGHT COURIER:
    CHURCH STREET               (212) 815-6213           101 BARCLAY STREET
       STATION               CONFIRM BY TELEPHONE        RECEIVE & DELIVERY
 NEW YORK, NEW YORK             (800) 507-9357                 WINDOW
     10286-1248                                       NEW YORK, NEW YORK 10286

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY

  The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of Units subscribed for to the Subscription Agent and must deliver this Notice of Guaranteed Delivery of Payment, guaranteeing delivery of (i) payment in full for all Subscribed Shares and (ii) a properly completed and signed copy of the Subscription Agreement, to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Failure to do so will result in a forfeiture of the Rights.

                                   GUARANTEE

  The undersigned, a member firm of the New York Stock Exchange or a bank or trust company, (i) guarantees delivery to the Subscription Agent by the close
of business (5:00 p.m., New York City time) on     of (A) a properly completed
and executed Subscription Certificate, and (B) payment of the full Subscription Price for Shares subscribed for, as subscription for such Shares is indicated herein or in the Subscription Certificate.

_________________________________
NUMBER OF SHARES ON SUBSCRIPTION

_________________________________
Name of Firm

_________________________________
Address

_________________________________
Zip Code

_________________________________
Telephone Number